Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:	Kristin Brown
Redwood Trust, Inc.		Investor Relations
Tuesday, May 22, 2018		(415) 384-3805

REDWOOD TRUST ANNOUNCES DIVIDEND INCREASE OF 7%

FOR THE SECOND QUARTER OF 2018

MILL VALLEY, CA – Tuesday, May 22, 2018 – Redwood Trust, Inc. (NYSE: RWT) today announced its Board of Directors has declared a 7% increase in the company's quarterly common stock dividend to $0.30 per share for the second quarter of 2018, up from $0.28 per share.  This also marks the company’s 76th consecutive quarterly dividend. The second quarter 2018 dividend is payable on June 29, 2018 to stockholders of record on June 15, 2018.

"We are pleased to increase the dividend we pay to our shareholders," said Christopher J. Abate, President of Redwood Trust. "The higher dividend reflects our confidence in the platform we have built and the durability of its earnings power, specifically our prospects for profitable growth through existing and recently-announced initiatives. Underscoring this is our continued commitment to delivering value to our shareholders on a per share basis.”

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.

Cautionary Statement: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to Redwood’s intentions with respect to 2018 regular dividends. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017 under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.